UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 22, 2026

Filana Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-49105	91-1911336
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6801 N Capital of Texas Highway, Building 1; Suite 300
Austin, Texas 78731
(Address of principal executive offices, including zip code)

(512) 501-2444
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	FLNA	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 22, 2026, Michael O’Donnell notified the Board of Directors (the “Board”) of Filana Therapeutics, Inc. (the “Company”) of his decision to resign from the Board, effective at the conclusion of Company’s 2026 annual meeting of stockholders. Mr. O’Donnell will continue to serve as a director until his resignation becomes effective. Mr. O’Donnell’s resignation was not the result of any disagreement with the Company, management, or the Board on any matter relating to the Company’s operations, policies, or practices.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Filana Therapeutics, Inc.
a Delaware corporation

Date: April 28, 2026
	By:	/s/ ERIC J. SCHOEN
Eric J. Schoen
Chief Financial Officer